UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 20, 2006

MURRAY UNITED DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	33-19048NY (Commission File Number)	22-2856171 (I.R.S. Employer Identification No.)

P.O. BOX 224, LANDING, NEW JERSEY (Address of Principal Executive Offices)	07850 (Zip Code)

(908) 979-3025

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 20, 2006 the Company executed a Promissory Note (the “2006 Note”) in the principal amount of $969,562 payable to Anthony Campo, its Chairman of the Board and Executive Vice President and Chief Financial Officer. The 2006 Note is one of a succession of notes that the Company has issued to Mr. Campo, each of which has consolidated amounts due to him under prior notes with additional amounts loaned by Mr. Campo since the date of each prior note to the date of each new note, together with interest on such amounts.

The 2006 Note is dated as of August 1, 2006 and consolidated amounts due to Mr. Campo under the Company’s August 1, 2005 note in the principal amount of $ 2,087,278 (the “2005 Note”) with additional amounts due to him for advances made by Mr. Campo to or on behalf of the Company during the Company’s fiscal year ended July 31, 2006, as well as interest on the 2005 Note and such additional advances, but reduced by (a) $667,500 resulting from Mr. Campo’s conversion of indebtedness in such amount under the 2005 Note into 89 million shares of the Company’s Common Stock on December 27, 2005, and (b) $632,500 resulting from Mr. Campo’s forgiveness of indebtedness in such amount under the 2005 Note in December 2005.

The 2006 Note matures on July 31, 2007 and bears interest at 7.5% per annum. Interest on the 2006 Note is payable quarterly on each November 1, February 1, May 1, and August 1, and the full principal amount of the 2006 Note is due and payable on August 1, 2007.

Mr. Campo may accelerate all principal and interest due under the 2006 Note upon any event of default, including (1) the Company’s failure to make any required payment of principal and/or interest within fifteen days after the date such payment is due; (2) the voluntary suspension of the Company’s business; (3) an assignment for the benefit of the Company’s creditors; (4) the filing of a petition in bankruptcy by or against the Company; and (5) a sale of all or substantially all of the Company’s assets.

Mr. Campo has agreed that the 2006 Note will be subordinate to any third-party loans to the Company, the terms of which provide that they are senior to other borrowed funds of the Company.

Except for the reduced principal amount and the elimination of Mr. Campo’s conversion right resulting from his full exercise of such right in December 2005, the terms of the August 1, 2006 Note are substantially the same as the August 1, 2005 Note.

A copy of the 2006 Note is filed herewith as Exhibit 99.

Item 9.01-Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99: Promissory Note of the Company payable to Anthony Campo dated August 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2006	MURRAY UNITED DEVELOPMENT CORP. By: /s/ Dwight Foster ______________________________________ Dwight Foster, Chief Executive Officer